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Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-175378 and Form S-8 No. 333-182212) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan and 2011 Equity Incentive Plan of Pandora Media, Inc. of our reports dated March 18, 2013, with respect to the consolidated financial statements of Pandora Media, Inc. and the effectiveness of internal control over financial reporting of Pandora Media, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2013.

/s/ Ernst & Young LLP

San Francisco, California
March 18, 2013

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  Exhibit 23.01
Consent of Independent Registered Public Accounting Firm